                                                                   EXHIBIT 10.35

All sections marked with two asterisks ("**") reflect portions which have been redacted. The unredacted exhibit has been filed separately with the Securities and Exchange Commission as part of a request for confidential treatment.


                                LICENSE AGREEMENT

     THIS AGREEMENT is entered into as of this 14th day of October, 1994 by and between. Motorola, Inc., a Delaware corporation having an office at 1303 East Algonquin Road, Schaumburg, IL 60196 ("Motorola"), and E.F. Johnson Company, a Minnesota corporation having an office at 438 Gateway Boulevard, Burnsville, MN 55337 ("EFJ").

                                    RECITALS

     WHEREAS, both Motorola and EFJ are in the business of designing, manufacturing and selling, among other things, two-way land mobile radio products and systems;

     WHEREAS, Motorola has developed and is manufacturing a proprietary frequency division multiplexed (FDM) digital trunked two-way land mobile radio system known as ASTRO(R) for use in the public safety communication market;

     WHEREAS, the Associated Public Safety Communication Officers, Inc. ("APCO"), the National Association of State Telecommunications Directors ("NASTD") and certain agencies of the Federal government have established the APCO Project 25 Steering Committee for the purpose of selecting various elements of a public safety system advanced technology standard for interoperable digital public safety radio communications;

     WHEREAS, Motorola, EFJ and certain other companies have entered into a Memorandum of Understanding dated January 24, 1992 (the "APCO 25 MOU"), pursuant to which, among other things, Motorola has agreed to license certain of its essential intellectual property rights from which the APCO Project 25 Standard directly derives or the infringement of which could not be avoided for the implementation of the APCO 25 Standard to EFJ and such other companies;

     WHEREAS, Motorola and EFJ have committed to support Project 25 and to be active advocates therefor in APCO and the Telecommunications Industry Association ("TIA") proceedings, as well as in the marketplace;

     WHEREAS, EFJ is presently developing a digital two-way land mobile radio system, and Motorola and EFJ believe EFJ is particularly qualified to become an alternate source of ASTRO(R) Products (including products that are compatible with the APCO Project 25 Standard);

     WHEREAS, EFJ desires to use Motorola's ASTRO(R) technology as the foundation for its next generation FDM digital two-way radio product line; and

     WHEREAS, EFJ desires to purchase Finished Products from Motorola for resale, to purchase Component Products from Motorola to incorporate into FDM digital two-way radio products of EFJ's own manufacture, and to license from Motorola certain intellectual property rights related to ASTRO(R) Products and to obtain certain other rights from Motorola, all as may be necessary or useful as a supplier of FDM digital two-way radio products; and

     WHEREAS, Motorola desires to sell and license such products and rights to EFJ, all upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I. DEFINITIONS.

     The capitalized terms used herein shall have the meanings assigned to them in this Article I, and shall include the singular as well as the plural:

     1.1 "Affiliate" shall mean a corporation, company, partnership, joint venture or other entity that is directly or indirectly under common control of a party hereto, including a Subsidiary or parent company of such party.

     1.2 "Agreement" shall mean this Agreement between EFJ and Motorola and shall include Appendixes A through C attached hereto.

     1.3 "APCO Project 25 Standard" shall mean the family of EIA/TIA documents in the 102 series starting with TSB102 Project 25 System & Standard Definition.

     1.4 "ASTRO(R)" constitutes a Motorola registered trademark for a digital radio communication system.

     1.5 "ASTRO(R) Products" shall mean the Motorola ASTRO(R) product line as of the date of this Agreement and for a period of two (2) years thereafter, including the products, Infrastructure, Subscriber Units, accessories and parts listed on the DNUP, all Updates and ASTRO(R) Technology Modifications to such products, and all modifications, enhancements and improvements to the current ASTRO(R) product line required for compliance with the APCO Project 25 Standard.

     1.6 "ASTRO(R) Technology Modifications" shall mean modifications to the fundamental technology implemented to the ASTRO(R) Products that are required to cause compliance with the APCO Project 25 Standard (for example, modulation, frame structure, signaling protocol, and signaling content affecting compliance with the APCO Project 25 Standard). It is understood and agreed by the Parties that Updates, features (for example, items relating to product differentiation) and other product functionality and enhancements) do not constitute ASTRO(R) Technology Modifications.

     1.7 "Chip Sets" shall mean a Motorola kit (model number to be determined) which includes the single package integrated circuits provided by Motorola for use in Subscriber Units and which are identified by Motorola OMPAC part number part kit on Appendix C.

     1.8 "Component Products" shall mean Chip Sets (including subsequent follow-on proprietary integrated circuits) subassemblies, and such other components as are compatible with ASTRO(R) Products, including by way of example and not limitation, measuring and testing equipment, tools and jigs.

     1.9 "Delivered Technology" shall mean the information, including confidential and trade secret information (in whatever form) as provided by Motorola to EFJ, including but not limited to information necessary to allow EFJ to manufacture, use, sell, service, and support ASTRO(R) Products, which information shall be of sufficient kind and in sufficient detail so as to allow EFJ to design enhancements, modifications, and differentiations with respect to such ASTRO(R) Products. Such information shall specifically include, but is not limited to, the following items of ASTRO(R) software in executable object code form and with an Application Programmer's Interface ("API") if then available:
VSELP (vocoder methodology), the over-the-air interface, the SmartNet(R) digital trunking protocols, DES encryption, and Motorola's DSP and radio operating system. In the event an API is not available for any such software, then Motorola shall substitute therefor the relevant and available software requirements, structured analysis, structured design, pseudo code and source code sufficient to permit EFJ to utilize such software in the manner contemplated above. The parties understand and recognize that some information regarding IMBE vocoding may not be available for provision by Motorola to EFJ, due to contractual limitations imposed on Motorola by Digital Voice Systems, Inc., the latter being the source for the IMBE vocoding information.

     1.10 "DNUP" shall mean Motorola's published domestic net user price list for ASTRO(R) Products in effect as of the date of this Agreement.

     1.11 "Effective Date" shall mean the date on which this Agreement is fully executed by authorized representatives of the parties hereto.

     1.12 "FCC" shall mean the Federal Communications Commission.

      1.13 "Finished Products" shall mean ASTRO(R) Products, in finished form, manufactured by or for Motorola, which ASTRO(R) Products may, or may not, include any of Motorola's trademarks, such as the "ASTRO" trademark.

      1.14 "Infrastructure" shall mean Motorola's ASTRO(R) Product stationary transmitter/receivers (which may be base stations or repeaters), radio network terminals or switches, antennas, controllers, system management modules, consoles, voters and other such equipment manufactured by or for Motorola.

      1.15 "Licensed Products" shall mean non-cellular FDM digital two-way radio communications products that use Delivered Technology, either alone or in conjunction with: ASTRO(R) Technology Modifications; or Updates, including both infrastructure components and subscriber units.

      1.16 "Motorola Patents" shall mean all present and future issued patents (both as issued by the United States and other countries, and regardless of when issued), which patents are owned and controlled by Motorola, provided, however, that "Motorola Patents" shall not include any patents that claim innovations related to materials used in semiconductor manufacturing, semiconductor structures, and semiconductor manufacturing processes.

      1.17 "Net Sales" shall mean gross billings (exclusive of federal, state or local excise, sales or use taxes, freight charges, cost of packing, insurance, or other transportation charges) for direct sales, leasing or other disposal by EFJ to customers pursuant to an arms length transaction, less returns, provided that such charges or costs are separately invoiced or are readily determinable in accordance with generally accepted accounting principles.

      1.18 "Object Code Software" shall mean the computer software programs which Motorola will deliver to EFJ only in linkable object code and not in source code, including, without limitation, the Radio Operating Software/Virtual Radio Interface Software (also known as the "ROS/VRIS" software).

      1.19 "Purchase Order" shall mean an offer by EFJ to purchase Finished and Component Products using its standard purchase order form (the terms and conditions of which shall not apply to any sales hereafter), setting forth identification of the Finished and Component Products to be purchased by product name and model or part numbers, quantities, transmitter and receiver frequencies, if applicable, unit prices, requested shipment dates and ship-to addresses.

     1.20 "Subscriber Units" shall mean Motorola's ASTRO(R) Product mobile radio transceivers and portable transceivers.

     1.21 "Subsidiary" shall mean a corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly by a party hereto, but such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     1.22 "Update" shall mean information regarding modifications to an item of Delivered Technology that has been made by Motorola or EFJ to correct an error in such item which is reflected as an error in the associated Licensed Product or the testing thereof. The form of the information shall be sufficient to allow the recipient to implement such Update.

                         ARTICLE II. PURCHASE AND SUPPLY

      2.1 Agreement of Purchase and Sale.

      (a) Finished Products. On the terms and subject to the conditions set forth herein, Motorola agrees to sell, and EFJ agrees to purchase, for the term of this Agreement, the Finished Products, in such quantities as EFJ may order from time to time as follows: Motorola shall only be obligated to sell relabeled ASTRO(R) mobile radios, repeaters, and system infrastructure to EFJ for a period of three (3) years (or, in the case of portable radios, for a period of seven
(7) years) from the Effective Date; and provided further, that, for the term of this Agreement, Motorola shall be obligated to sell to EFJ such ASTRO(R) mobile or portable radios and repeaters as EFJ may order from time to time as additions, support or maintenance of ASTRO(R) Product systems sold by EFJ prior to the end of such three (3) year period, provided, however, that Motorola shall have the right to discontinue any particular Finished Product provided Motorola provides sufficient written notice of at least one (1) year to EFJ so as:

          (i) to allow EFJ to execute a lifetime buy of the affected Finished Product; and/or

          (ii) should Motorola be replacing the affected Finished Product with a next generation Finished Product, to allow EFJ to purchase the next generation Finished Product at comparable pricing.

Motorola further agrees that for a period of twelve (12) months from the date of the first shipment of Finished Product Subscriber Units to EFJ but in no event longer than 18 months from the Effective Date Motorola shall not provide or permit private labeling or branding of ASTRO(R) Product Infrastructure for sale in the United States by any entity other than EFJ.

To seek compatibility and rapid market entries, EFJ agrees that for the first three years of this Agreement, it shall not purchase its supply requirements of Finished Product Subscriber Units excluding peripheral and accessories, from a third party. Motorola acknowledges and agrees that EFJ may manufacture such products for resale during such period.

     (b) Component Products. On the terms and subject to the conditions set forth herein, Motorola agrees to sell, and EFJ agrees to purchase, Component Products in such quantities as EFJ may order from time to time, provided, however, that Motorola shall have the right to discontinue any particular Component Product provided Motorola provides sufficient written notice of at least one (1) year to EFJ so as:

          (i) to allow EFJ to execute a lifetime buy of the affected Component Product; and/or

          (ii) should Motorola be replacing the affected Component Product with a next generation Component Product, to allow EFJ to design in to their product the next generation Component Product.

     2.2 Forecasts. Within one hundred eighty (180) days from the date hereof, EFJ shall provide Motorola with a twelve (12) month forecast for each of EFJ's anticipated quarterly purchases of Finished Products and Component Products. Such forecasts shall be updated quarterly on a rolling basis for the next twelve
(12) month period, which updated forecasts shall be delivered to Motorola by the end of each quarterly period. Such forecasts shall be used for the purpose of facilitating Motorola's manufacturing schedules only and shall not be deemed to be firm purchase orders or to create any minimum quantity purchase or supply commitment on the part of EFJ or Motorola.

      2.3 Purchase Orders; Lead Times. EFJ shall purchase Finished and Component Products by submitting Purchase Orders to Motorola by mail or facsimile transmission. Acceptance of an order shall only be upon the term and conditions of this Agreement. Motorola agrees to provide to EFJ its Land Mobile Products Sector's published monthly Shipping Schedule which lists current order lead times for Finished Products. Should EFJ wish to order, or obtain an official quoted delivery for an order, which quantity is greater than that to which the standard lead times as listed on the Shipping Schedule apply, then Motorola will provide a written quote of delivery schedule for the quantity requested in the same manner as is provided to other customers.

      2.4   Purchase Price.

     (a) Finished Products. The unit prices for Finished Products shall be as set forth on Appendix B attached hereto.

     (b) Component Products. The unit prices for Component Products shall be as set forth on Appendix C attached hereto.

     2.5 Shipment and Delivery: Title. The Finished and Component Products shall be delivered F.O.B. Motorola's domestic shipping facilities. EFJ shall pay the actual freight charges applicable to purchases hereunder. Motorola reserves the right to make deliveries in installments and this Agreement shall be severable as to such installments. Claims for shipment shortage shall be deemed waived unless presented to Motorola in writing within forty-five (45) days from the date of receipt of each shipment. Good title and risk of loss to the Finished and Component Products sold hereunder shall pass to EFJ at the F.O.B. point. Motorola shall retain and EFJ hereby grants Motorola a security interest in the rights and possession in the Products until EFJ makes full payment. EFJ agrees to cooperate in whatever manner necessary to assist Motorola in perfecting of said security interest by completing the UCC-1 and such other security as Motorola may from time to time reasonably request.

     2.6 Payment. EFJ shall pay for the Finished and Component Products purchased hereunder at Motorola's offices at 1301 E. Algonquin Road, Schaumburg, Illinois 60196 or at such other place as Motorola may designate in writing. Motorola shall provide its invoice either concurrently with or following delivery of the Finished and Component Products. EFJ shall pay said invoice by the thirtieth (30th) day of the month that immediately follows the month during which Motorola delivers such invoice. Service charges at the lesser of one and one-half percent per month, or the maximum rate allowed by law may be invoiced on accounts more than thirty (30) days past due and shall be due and payable upon receipt of such invoice.

     2.7 Taxes. The prices set forth in this Agreement are exclusive of any federal, state or local excise, sales, use, property, retailer's occupation or similar taxes. If any such tax is determined to be applicable to the purchase of the Finished and Component Products hereunder, EFJ shall be responsible for the payment of such taxes.

     2.8 Unlabeled Finished Products.

     (a) For a supplemental charge as set forth in attached Appendix A, Motorola agrees, upon EFJ's request, to provide the Finished Products to

EFJ without any external marks, names, insignia, logos or other similar designations (excluding any required patent or FCC markings or designations) identifying Motorola or indicating that such products are ASTRO(R) Products or are manufactured by or for Motorola, unless otherwise required by law. The parties agree that EFJ may place its marks, names, insignia, logos or other similar designations on the Finished Products prior to resale, lease or other disposition of the Finished Products.

     (b) Motorola has the right to ship Finished Products to EFJ, which Finished Products do not include any Motorola trademarks. To the extent that Motorola removes Motorola trademarks from Finished Products by Motorola's own choice and without instruction from EFJ, the cost of removing such trademarks shall be borne by Motorola, provided that such costs shall not include, under any circumstances, the addition of any EFJ trademarks.

     2.9 Limited Warranty.

     (a) Motorola warrants to EFJ and the original EFJ customer that the Finished and Component Products which are shipped by Motorola will be free from defects in material and workmanship under normal use and service for a period of thirteen (13) months from the date of original shipment. Defective Finished and Component Products or parts thereof will be repaired or replaced, free of charge, for the full warranty period but the labor and travel costs to repair or replace non-movable installed products or parts thereof will be provided, free of charge, only for 120 days from the date of shipment. Freight charges to and from the Motorola warranty service location shall at all times be EFJ's responsibility.

     (b) In the event of a defect during the applicable warranty periods above, EFJ shall have the option of providing the warranty labor service itself or requesting that Motorola provide such labor service in the manner described above. In the event EFJ decides to provide the warranty labor service, Motorola agrees to provide replacement parts, free of charge, for the full warranty period. Motorola's repair or replacement of the product or part thereof shall be the full extent of Motorola's liability, and EFJ's exclusive remedy, for breach of the warranty. Travel and associated expenses of EFJ are not covered by these warranties.

     (c) THIS WARRANTY DOES NOT COVER defects or damage to the Finished and Component Products resulting from: (i) use in other than their normal and customary manner; (ii) misuse, accident or neglect; (iii) improper disassembly, testing, operation, maintenance, installation, adjustment, alteration, repair or any modification by EFJ or any other person without the prior written consent of Motorola; (iv) Motorola's compliance with EFJ's design specifications and instructions.

      (d) THIS WARRANTY DOES NOT COVER frequency sensitive components, towers, vidicon tubes, test equipment and batteries, which are excluded but may carry their own separate warranties. Non-Motorola manufactured equipment is excluded from this warranty (unless bearing a Motorola Part Number in the form of an alpha-numeric number) but such excluded equipment may be subject to a warranty provided by such equipment manufacturers), a copy(ies) of which will be supplied to EFJ on written request.

      (e) All warranty labor service performed by Motorola will be provided at a Motorola-owned service location within the United States.

      (f) This express warranty is extended to EFJ and the original EFJ customer only and only to those acquiring Finished and Component Products solely for commercial, agricultural or governmental use.

THIS WARRANTY AND THOSE REFERENCED HEREIN ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES RELATING TO THE FINISHED AND COMPONENT PRODUCTS, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE. AS EACH SYSTEM IS UNIQUE, MOTOROLA DISCLAIMS LIABILITY FOR RANGE, COVERAGE OR OPERATION OF THE SYSTEM AS A WHOLE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

      2.10 Spare Parts for Finished Products.

      (a) Within sixty (60) days after the date hereof, Motorola shall provide EFJ with a list of spare module and component parts (including part number, description and price) which Motorola will make available to EFJ for EFJ's servicing, repair and maintenance of the Finished Products. Any purchase order issued by EFJ for such spare modules and component parts shall be subject to the terms and conditions contained in this Agreement.

      (b) Motorola agrees to maintain a reasonable supply of spare parts for the Finished Products to support EFJ's anticipated spare parts requirements for a period of ten (10) years for infrastructure products and for a period of seven
(7) years for subscriber products from the date of Motorola's last shipment of Finished Products hereunder.

      2.11 End User Sales,

      EFJ agrees that during the term of this Agreement, for sales in the United States, that it shall only sell and transfer title to Finished

Products directly to end user customers, except where EFJ is a subcontractor to a prime contractor to an end user customer.

      Article III. Transfer of Deliverables and Other Information

      3.1 Transfer of Delivered Technology. Upon the Effective Date, to facilitate EFJ's ability to exercise the licenses granted hereunder, and further to facilitate EFJ's manufacture of Licensed Products for resale, Motorola shall continue the transfer of the Delivered Technology. Motorola shall use reasonable efforts to complete such transfer as soon as possible. Any and all system design configuration and implementation shall be EFJ's responsibility solely.

      3.2 Updates. Each party shall furnish Updates to the other party, except those Updates which are primarily manufacturing enhancements, within thirty (30) days after correction of the error is established.

      3.3 Material Defects. Notwithstanding the foregoing Section 3.2, in the event that during the term of this Agreement, either party discovers any material defect in a Licensed Product such that the Licensed Product does not meet the data sheet specification for the Licensed Product for customers, such party shall inform the other party of such defect within thirty (30) days of such discovery.

      3.4 Modifications. During the term of this Agreement, the parties shall exchange with one another information regarding ASTR0(R) Technology Modifications within thirty (30) days after its first shipment of products reporting such modifications. At a minimum, such information shall include the technical information that the disclosing party itself uses to implement the ASTRO(R) Technology Modifications.

      3.5 Software Warranty. For the first one (1) year following its initial shipment, Motorola warrants that, when used as contemplated by this Agreement, its software as provided to EFJ pursuant to this Agreement will be free from reproducible defects that cause a material variance from its published specification. This warranty may be extended by EFJ to EFJ's customers, in which event the warranty period shall begin running upon delivery of the software to the customer. Upon being notified by EFJ of a claim under this warranty, Motorola shall investigate the claim and shall:

      (a) in the event the defect shall be readily discoverable and resolvable, promptly provide EFJ with a correction;

      (b) in the event the defect shall not be readily discoverable and/or shall not be readily resolvable, promptly provide EFJ with information regarding Motorola's investigation of the defect and Motorola's plan to resolve the defect; or

      (c) in the event the defect shall not be reproducible, Motorola shall be entitled to charge EFJ with actual time and costs incurred by Motorola while attempting to reproduce the reported defect, provided, however, that EFJ shall be entitled, without cost, to one-half hour of actual time for each identifiable defect regardless of whether the defect shall later be found to be reproducible, and in the event that EFJ shall be charged for actual time and costs pursuant to this section for a particular defect, and it shall later be demonstrated that the particular defect is in fact reproducible, then EFJ shall be entitled to a refund of the assessed charges.

      (d) The foregoing shall be the full extent of Motorola's liability, and EFJ's only remedy under the Software warranty, except as provided in Sections 12.2 and 12.3.

                       Article IV, Technical Assistance

      4.1 Training: Technology, Product Service and Support Training. For three
(3) years from the Effective Date, EFJ shall have the right, subject to the reasonable approval of Motorola as to scheduling, of access to up to three Motorola engineers to receive technical assistance and training relating to the Delivered Technology as well as product service and support training. Motorola will make said engineers available to provide such technical assistance and training, as well as other assistance to EFJ for the general purpose of this Agreement, at no additional cost to EFJ. EFJ may request written information relating, to any Delivered Technology discussed or otherwise considered, and Motorola shall promptly provide EFJ with such information if it is reasonably available. EFJ will pay all of its own travel expenses incurred in connection with the visits provided for in this Section 4.1(a). All visits pursuant to this Section shall be coordinated through the Documentation Managers for each party. Motorola shall be available, during normal business hours, to respond by telephone to a reasonable number of inquiries by EFJ.

      4.2 Additional Resources. In addition to the technical personnel resources provided for in Section 4.1 above, to execute the scope of this Agreement it is anticipated that Motorola will provide the equivalency of up to twelve additional man years of resources to EFJ for up to the next three calendar years, This access to Motorola's technical community shall be provided through the 3 aforementioned Motorola employees. In addition, in order to assist EFJ's internal product development effort, Motorola shall make available to EFJ its ASTRO(R) Product training courses on a custom basis at mutually convenient dates and locations.

     4.3 Rules on Premises. Representatives and personnel of each party, during the time they are present on the premises of the other party, shall be subject to all rules and regulations prevailing on such premises. Each party shall be responsible for the payment of all compensation and expenses of its respective representatives and personnel. None of the representatives or personnel of either party shall be considered, for any reason to be an employee of the other.

     4.4 Custom Software Services. Beyond the scope of this Agreement, upon receiving EFJ's request, Motorola shall provide a quote, in accordance with Appendix A2, for custom software services for EFJ, to modify and enhance the Object Code Software upon EFJ's request, and deliver the modifications and enhancements to EFJ.

     4.5 Mutual Indemnification. Each party agrees that if (i) any of its employees, (ii) any of its authorized agents, or (iii) any authorized legal representative of the persons referred to in clauses (i) or (ii) ("Claimant") shall present any claim or institute any suit or action against the other party hereto, or its directors, officers, agents or employees, for any physical property damage or personal injury, including death, arising out of the performance of this Agreement, the party employing or authorizing the Claimant shall defend and indemnify the other party, and its directors, officers, agents and employees, against any and all such claims, suits or actions.

      4.6 Source Code. Both parties recognize that source code is a particularly sensitive and valuable form of information. Pursuant to this Agreement, when an appropriate Application Programmer's Interface does not exist for a given item of ASTRO(R) software executable object code that Motorola has delivered to EFJ under this Agreement, EFJ has the right to receive corresponding source code from Motorola. Both parties understand and agree that the total quantity of source code that EFJ could potentially review under this Agreement is large, and that appropriate safeguards are necessary in order to ensure that Motorola's source code is properly used and cared for.

      All requests for source code shall be made within three (3) years of when Motorola first makes the corresponding object code available, and shall be made in writing by, and shall be coordinated and scheduled through, the Documentation Managers identified in Section 8.1 below. When making a written request for source code, EFJ shall indicate in that writing whether the identified source code is going to be reviewed for potential use, or is going to be actually used in the near-term to facilitate product differentiation. Motorola shall not be required to provide to EFJ during any ninety (90) day period more source code than EFJ shall be able to usefully assimilate within that ninety (90) day period of time. When EFJ receives source code to review for potential use, EFJ shall, within ninety (90) days of receiving access to the Source code, either: (a) return the source code; or (b) provide Motorola with a written statement indicating that EFJ will make near-term actual use of the source code to facilitate product differentiation. When holding Motorola source code, in addition to observing the general requirements set forth in Article VIII regarding the handling of confidential information, EFJ shall additionally number all copies of the source code, and shall maintain a written record of the location of the original and all copies at all times. When returning source code to Motorola, EFJ shall indicate in writing that the original and all copies have either been returned or destroyed.

                           Article V. Compensation

      5.1 Support for APCO Project 25. In partial consideration of the licenses and rights granted to EFJ hereunder, EFJ agrees to cooperate and to work together with Motorola to support the APCO Project 25 Standard, including but not limited to making joint proposals in support of the Standard when appropriate.

     5.2 Non refundable payment. In partial consideration of the licenses and rights granted to EFJ hereunder, EFJ agrees to pay to Motorola a nonrefundable sum of five million dollars ($5,000,000) in calendar installments as follows:

           $1 Million within 45 days of the Effective Date of this contract; $2.5 Million by June 30, 1995; and
           $1.5 Million by December 31, 1995.

     5.3 Royalty. (a) In further partial consideration of the licenses and rights granted to EFJ hereunder, EFJ agrees to pay Motorola a continuing royalty of ** of EFJ's or its Subsidiary's Net Sales of EFJ Licensed Products
(exclusive of Finished Products provided by Motorola to EFJ) during the period starting on the date of EFJ's first commercial shipment of Licensed Products until ten (10) years thereafter.

     (b) Following the period set forth in Section 5.3(a), in further partial consideration of the licenses and rights granted to EFJ hereunder, EFJ agrees to pay Motorola a continuing royalty of ** of EFJ's or its Subsidiary's Net Sales of EFJ Licensed Products (exclusive of Finished Products provided by Motorola to
EFJ) for a second ten (10) year period.

     (c) Licensed Products shall be considered as used, sold, leased, or otherwise disposed of, as the case may be, when either billed out, delivered, shipped or mailed to customers.

     5.4 Record Keeping: Inspection Rights. With respect to the royalty set forth in this Article V, EFJ shall keep full, clear and accurate records with respect to Licensed Products subject to royalty. These records shall be retained for a period of three (3) years from date of payment notwithstanding the expiration or other termination of this Agreement. Motorola shall have the right, through a mutually agreed upon independent certified public accountant and at its expense, to examine and audit, not more than once a year, and during normal business hours, all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalty payable to Motorola under this Agreement. Prompt adjustment shall be made by whichever party is in arrears to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such adjustment shall be affected by any statement to the contrary appearing on checks or otherwise, unless such statement appears in a letter signed by both parties, expressly waiving such right to examine and audit.

     5.5 Payments, Within sixty (60) days after the end of each semiannual period ending on June 30th or December 31st, commencing with the semiannual period ending December 31, 1994 and continuing thereafter until all royalties payable hereunder shall have been reported and paid, EFJ shall furnish to Motorola a statement in suitable form certified by an authorized officer showing all Licensed Products subject to royalties which were sold, leased, or otherwise disposed of during such semiannual period, and the amount of royalty payable thereon. If no products subject to royalty have been sold, leased, or otherwise disposed of, that fact shall be shown on such statement. Also, within such sixty
(60) days EFJ shall pay to Motorola the royalties payable hereunder for such semiannual period. Motorola and EFJ will determine the form of the statement prior to submission of the first such statement.

     5.6 Excluded Products. Notwithstanding the above, royalty payment shall not be due on the sale of any Finished Products that are purchased from Motorola by EFJ.

                              Article VI. Licenses

     6.1 Motorola Grant of Rights to EFJ.

     (a) Patent License. Motorola hereby grants to EFJ a non-exclusive, non-assignable, royalty-bearing license, without the right to sublicense except as otherwise specifically provided for herein, under Motorola's Patents to use Delivered Technology, ASTRO(R) Technology Modifications, and Updates to make, to have made, use, and sell, lease, or otherwise dispose of Licensed Products. This license is limited to those Motorola Patent claims that cover the use and/or practice of the deliverables that are provided by Motorola to EFJ in the Delivered Technology, ASTRO(R) Technology Modifications, and Updates.

     (b) Copyright and Trade Secret License. Motorola hereby grants to EFJ a non-exclusive, non-assignable, royalty-bearing license, without the right to sublicense except as otherwise specifically provided for herein, under Motorola's copyrights and trade secret rights to use, copy, prepare derivative works of, distribute, sell, lease, or otherwise dispose of the Delivered Technology, ASTRO(R) Technology Modifications, and Updates when designing, making, using, and selling Licensed Products. The provisions of this Section 6.1(b) are granted subject to the confidentiality obligations as set forth herein, including those provisions set forth below in Article VIII.

     (c) License Provisos.

         i) The license of Article VI specifically includes the right to reverse engineer the Delivered Technology, ASTRO(R) Technology Modifications, and Updates, provided such reverse engineering is in support of EFJ's efforts to use, design, manufacture, sell, and support Licensed Products, and the results of any such reverse engineering effort are used only for the purpose of using, designing, manufacturing, selling, and supporting Licensed Products. When exercising this right to reverse engineer, EFJ shall continue to maintain all of Motorola's Confidential Information (as defined below) in confidence in accordance with the provisions of Article VIII of this Agreement. Notwithstanding the above, to the extent that Motorola shall deliver to EFJ any object code that implements IMBE vocoding, EFJ shall not have the right to reverse engineer such object code.

         ii) When exercising its right under this Article VI, EFJ shall:

            a) ensure that Motorola's Confidential Information (as defined below) remains protected by informing the manufacturer of the confidential nature of such information and of Motorola's rights in such information, and by requiring the manufacturer to sign a confidentiality agreement having confidentiality terms at least as restrictive as those contained in this Agreement;

            b)not use a manufacturer that is itself a radio manufacturer unless Motorola shall first provide its permission in writing to EFJ; and

            c)not have made outside the U.S. any software based product or component unless Motorola shall first provide its permission in writing to EFJ.

      iii) The license of Article VI specifically includes the right to transfer to end users or customers a sublicense to use Licensed Products that the end user acquires from EFJ, but excludes any right to otherwise sublicense any of the other rights provided herein.

      iv) The license of Article VI specifically includes the right to copy, prepare derivative works of, publish, use, and distribute end user documentation as is provided by Motorola to EFJ, subject to the limitations on use of Motorola's trademarks as set forth below in Section 6.1(c)(vi).

      v) The license of Article VI specifically excludes any rights to any maskworks.

      vi) The license of Article VI specifically excludes any right to use any of Motorola's trademarks, including the ASTRO(R) trademark, without Motorola's previously obtained written authorization on a case-by-case basis, which written authorization is signed by an officer of Motorola.

      viii) The license of Article VI does not include the right to manufacture, use, or sell IMBE vocoding. Motorola's right to include IMBE vocoding in Motorola's products is provided to Motorola by Digital Voice Systems, Inc., and Motorola has no right to sublicense such rights to EFJ, except to the extent that EFJ receives a right to use and sell Finished Products as obtained from Motorola that include IMBE vocoding.

      ix) EFJ shall use reasonable good faith efforts, in consultation with Motorola, to implement a software protection program designed to protect, among other things, Licensed Products that include Motorola-provided software.

      x) EFJ agrees that subscriber units, base stations, and repeaters manufactured by or for it under the license of Article VI will be interoperable with the common air interface last delivered by

      Motorola to EFJ for ASTRO(R) Products and/or the APCO Project 25 Standard.

      xi)Under the license of Article VI, EFJ also has the right to manufacture and (or, to the extent obtained from Motorola) offer for sale to an end-user customer products that are compatibly interoperable with Motorola's analog Smartnet family of trunked radio systems or Motorola's analog Securenet family of systems that include Motorola proprietary encryption capability, provided the end-user customer specifically requires that products as provided by EFJ to the end-user customer be compatible with both the digital radio system and a Motorola-provided analog radio system.

      6.2   EFJ Grant of Rights to Motorola.

      (a) Patent License. EFJ hereby grants to Motorola a non-exclusive, non-assignable, royalty-free license, without the right to sublicense except as otherwise specifically provided for herein, under EFJ's patents to make (but not to have made any software driven product or component), use, and sell, lease, or otherwise dispose of:

      i)   the Delivered Technology;

      ii) Motorola developed products that incorporate EFJ-provided ASTRO(R) Technology Modifications and Updates, provided, however, that such license shall not include items relating to product differentiation or product functionality that are not required for compliance with the APCO Project 25 Standard or correction of an error in the corresponding product; or

      iii) Motorola-provided ASTRO(R) Technology Modifications and Updates, provided, however, that such license shall not include items relating to product differentiation or product functionality that are not required for compliance with the APCO Project 25 Standard or correction of an error in the corresponding product; or

      iv) Motorola developed products that incorporate EFJ developed technology that is essential for over-the-air compatible operation with an EFJ system when such compatibility requires both such EFJ developed essential technology and technology that has been licensed to EFJ under Section 6.1 of this Agreement.

     (b) Copyright and Trade Secret License. EFJ hereby grants to Motorola a non-exclusive, non-assignable, royalty-free license, without the right to sublicense except as otherwise specifically provided for herein, under EFJ's copyrights and trade secret rights to use, copy, prepare derivative works of, distribute, sell, lease, or otherwise dispose of EFJ-provided ASTRO(R) Technology Modifications and Updates when designing, making, using, and selling Licensed Products. The provisions of this Section 6.2(b) are provided subject to the confidentiality obligations as set forth herein, including those provisions set forth below in Article VIII.

      (c) License Provisos.

            i) This license specifically includes the right to reverse engineer EFJ-provided ASTRO(R) Technology Modifications and Updates, provided such reverse engineering is in support of Motorola's efforts to use, design, manufacture, and support Licensed Products, and the results of any such reverse engineering effort are used only for the purpose of using, designing, manufacturing, selling, and supporting Licensed Products. When exercising this right to reverse engineer, Motorola shall continue to maintain all of EFJ's Confidential Information (as defined below) in confidence in accordance with the provisions of
            Article VIII of this Agreement.

            ii) When exercising its right under this Article VI, Motorola shall:

                  a) ensure that EFJ's Confidential Information (as defined below) remains protected by informing the manufacturer of the confidential nature of such information and of EFJ's rights in such information, and by requiring the manufacturer to sign a confidentiality agreement having confidentiality terms at least as restrictive as those contained in this Agreement;
                  and

                  b) not use a manufacturer that is itself a radio manufacturer unless EFJ shall first provide its permission in writing to Motorola.

            iii) The license of Article VI specifically includes the right to transfer a sublicense to use to the end users of Licensed Products, but excludes any right to otherwise sublicense any of the other rights provided herein.

            iv) The license of Article VI specifically excludes any rights to any maskworks.

            v) The license of Article VI specifically excludes any right to use any of EFJ's trademarks without EFJ's previously obtained written authorization on a case-by-case basis, which written authorization is signed by an officer of EFJ.

            vi) Under the license of Article VI, Motorola also has the right to manufacture and (or, to the extent obtained from EFJ) offer for sale to an end-user customer products that are compatibly interoperable with EFJ's analog Multi-Net family of trunked radio systems, provided the end-user customer specifically requires that products as provided by Motorola to the end-user customer be compatible with both the digital radio system and an EFJ-provided analog radio system.

                Article VII, Term, Termination and Assignability

      7.1 Term. This Agreement shall remain in effect for twenty (20) years from the Effective Date, provided, however, the rights and obligations of Article 2.1(b), Article 2.9, Article 2.10(b), Article 12.2(c), Article 12.3(c), Article 12.3(d), Article VI, and Article VIII shall continue.

      7.2 Cure.

     (a) If either party shall at any time commit a major breach in the performance of any of its obligations under Article II (which obligations shall include the payment of any monies due thereunder), and the defaulting party shall not cure the major breach within ninety (90) days after written notice from the complaining party to the defaulting party specifying the nature of the major breach, then the complaining party shall have the right to withhold future performance under Article 2.1(a) and 2.8.

     (b) If either party shall at any time commit a major breach in the performance of any of its obligations under Article VIII, and the defaulting party shall not cure the major breach within ninety (90) days after written notice from the complaining party to the defaulting party specifying the nature of the major breach, then the complaining party shall have the right to withhold future performance under Article 3.1, 3.2, and 3.4.

      7.3 Default Under Section 5.2. If EFJ shall fail to pay Motorola any undisputed amount due under Section 5.2 of this Agreement, and such failure to pay shall continue for ninety (90) days after written notice from Motorola to EFJ, specifying the nature of the default under Section 5.2, then Motorola shall have the right to cancel this Agreement by giving written notice of cancellation to EFJ. If such notice of cancellation is given, this Agreement shall terminate on the thirtieth (30th) day after such notice is given. EFJ shall have the right to cure any such failure to pay up through but not after the date of termination. In the event of a cure of the failure to pay, such cure shall be considered as effective retroactively to the date of such failure to pay.

     7.4 Dissolution or Liquidation. This Agreement is personal to each of the parties hereto, and either party shall have the right to cancel this Agreement by giving written notice of cancellation to the other party at any time upon or after: 1) the filing by the other party of a petition commencing a proceeding with respect to itself in bankruptcy or insolvency; 2) any adjudication by a court of competent jurisdiction that the other party is bankrupt or insolvent;
3) the appointment of a receiver for all or substantially all of the property of the other party which appointment shall remain in effect for 180 days; or 4) the making by the other party of any assignment or attempted assignment of this Agreement for the benefit of creditors. Upon the giving of such notice of cancellation this Agreement shall be terminated forthwith.

     7.5 Assignment an Bankruptcy. This Agreement is personal to each of the parties hereto and if this Agreement is assigned pursuant to the bankruptcy code, any and all monies and other consideration of the assignment shall be payable directly to Motorola and will be the property of Motorola and not the property of EFJ or the estate of EFJ.

      7.6 Change of Control,

      (a) In the event a change of control of EFJ occurs and control is held, directly or indirectly by any of the following companies, or combination thereof:

         Telefonaktiebolaget LM Ericsson,
         Alcatel Alsthom Compagnie Generale D' Electricite,
         Alcatel Cit S.A.,
         Hitachi, Ltd.,
         Philips Electronics N.V.,
         Toshiba Corporation,
         Matsushita Electric Industrial Co., Ltd.,
         Matsushita Electric Works, Ltd.,
         NEC Corporation, or
         Matra, S.A.;

then Motorola has the right to immediately terminate this agreement.

     (b) In the event a change of control of EFJ occurs and control is held, directly or indirectly by any third party manufacturer in the telecommunications industry, other than those listed in (a) above, Motorola shall have the right to cancel this Agreement at any time thereafter upon giving twelve (12) months written notice thereof to

EFJ and/or the third party and, upon the giving of such notice of cancellation, this Agreement shall terminate in accordance therewith.

      (c) For purposes of this Section "control" means;

            (i) that the controlling entity owns, directly or indirectly, stock or other interest in EFJ representing more than fifty percent of the aggregate stock or other interest entitled to vote for the election of directors or other decisions reserved to a vote by owners of such stock or other interests; or

            (ii) that the controlling entity has the power to direct the management or policies of EFJ, directly or indirectly, whether through the ownership of voting securities, by contract, merger, or acquisition of assets of EFJ, or otherwise.

      7.7 No Assignment. This Agreement and any rights or licenses granted herein are personal to each party and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except as otherwise permitted herein, neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party. Any attempted assignment in derogation of the foregoing shall be null and void and shall be considered a material breach.

      7.8 Effects of Termination.

     (a) If this Agreement is terminated by Motorola under 7.3, 7.4, or 7.6, any Delivered Technology, ASTRO(R) Technology Modifications, and Updates previously transferred to EFJ shall be returned to Motorola forthwith, and all licenses granted to either party under Article VI shall terminate; providing however, that sublicenses granted to customers or end users of Licensed Products shall continue indefinitely. Both parties hereto shall agree, and hereby do agree, and shall cause their respective Subsidiaries and affiliates, to hold all Confidential Information (as defined herein) in confidence under the terms and conditions set forth herein in Article VIII.

     (b) Notwithstanding any provision contained herein to the contrary, no termination of this Agreement, by expiration or otherwise, shall release either party from any of its obligations then accrued hereunder, including obligations to furnish statements, to pay compensation, and to permit the inspections of records, files and books of account.

      7.9 Delay. No failure or delay on the part of either party in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such or for any other or subsequent cause.

                          Article VIII. Confidentiality

      8.1 Document Managers. Each party shall designate one or more Documentation Managers. The responsibility of the Documentation Managers for each party will be to control the exchange of information between the parties, and to monitor within their company the distribution of information received from the other party to those who have a need to know such information. The Documentation Managers for each party shall also arrange conferences and visitations between personnel of the respective parties, maintain pertinent records and the like, and acknowledge the receipt from the other party of all information.

The initial Documentation Manager for Motorola shall be Eric Ziolko, and the initial Documentation Manager for EFJ shall be Tom Stanton.

Disclosures of information by one party to the other party pursuant to this Agreement shall be made by the Documentation Manager for the disclosing party to the Documentation Manager for the receiving party.

     8.2 Marking of Confidential Information. Information in tangible form which is confidential to a party hereto will contain an appropriate legend, such as "Motorola Confidential Proprietary" or "EFJ Confidential Information". If such disclosure is orally and/or visually made, it shall be identified at the time of disclosure as being confidential and shall be summarized in a written resume within twenty (20) days following such disclosure. The resume will specifically point out that which is confidential in sufficient detail to allow the receiving party to identify that information deemed to be confidential. Such resume will also contain an appropriate legend as set forth above. When such disclosure is in graphic form or in the form of a computer program or database, it shall be identified as confidential by a label with an appropriate legend or by notice of the confidential nature of the information appearing in machine-readable form in the program or database. Any information delivered in accordance with the foregoing procedures shall be deemed "Confidential Information" of the party delivering such information.

     8.3 Term of Confidentiality. Except as provided hereinafter, for a period of ten (10) years from the date of receipt of the Confidential Information of the disclosing party, as measured from the date of first receipt under this Agreement, not exceeding three (3) years from the date of expiration of this Agreement, the receiving party agrees to use the same care and discretion to avoid disclosure, publication, or dissemination of received Confidential Information outside the receiving party as the receiving party employs with similar information of its own which it does not desire to publish, disclose, or disseminate. If the Confidential Information of the disclosing party was first received under any other agreement previously entered into by the parties relating to the subject matter of this Agreement, the period of confidentiality shall be as specified in this Agreement.

      8.4 Permitted Disclosures. Disclosure, by a party hereto, of any Confidential Information of the other party shall not be precluded if such disclosure is:

      (a) in response to a valid order of a court or other governmental body; provided, however, that the responding party shall notify the other party and that the responding party shall first have made a good faith effort to obtain a protective order requiring that the information and/or documents so disclosed be used only for the purpose for which the order was issued; or

      (b) otherwise required by law; or

      (c) necessary to establish its rights under this Agreement, provided that appropriate protections are taken to ensure the continuing confidentiality of the Confidential Information.

      8.5 Exclusions. The obligations specified in this Article VIII. will not apply to any Confidential Information of a party hereto, that:

      (a) is already in the possession of the receiving party without obligation of confidence;

      (b) is independently developed by the receiving party;

      (c) is or becomes publicly available without breach of this Agreement;

      (d) is or becomes available to the receiving party on a non-confidential basis from a source, other than the disclosing party or its authorized representatives, which the receiving party reasonably believes not to be prohibited from disclosing such Confidential Information by a contractual, legal or fiduciary obligation;

      (e) is released for disclosure by the disclosing party with its written consent; or

      (f) is inherently disclosed in the use, lease, sale or other distribution of any product or service licensed hereunder, or normal and essential documentation therefor, by or for the receiving party.

      8.6 Ownership of Materials. It is expressly understood that any drawings, blueprints, descriptions, or other papers, resumes, documents, tapes, or any other media, and all copies or derivatives thereof, shall remain the property of the disclosing party, and the receiving party is authorized to use those materials only within the scope of the licenses herein granted. Notwithstanding the period of confidentiality set forth in Section 8.3 the receiving party may not transfer such material or any portion thereof to a third party unless otherwise permitted pursuant to this Agreement.

                              Article IX. Inventions

      9.1 Motorola Inventions. All discoveries, improvements, inventions, and trade secrets, made in the performance of this Agreement solely by Motorola personnel shall be the sole and exclusive property of Motorola, subject to the licenses granted herein, and Motorola shall retain any and all rights to file any patent applications thereon.

      9.2 EFJ Inventions. All discoveries, improvements, inventions, and trade secrets, made in the performance of this Agreement solely by EFJ personnel shall be the sole and exclusive property of EFJ, subject to the licenses granted herein, and EFJ shall retain any and all rights to file any patent applications thereon.

      9.3 Joint Inventions. All discoveries, improvements, inventions, and trade secrets made in the performance of this Agreement jointly by EFJ personnel and Motorola personnel, shall be the property jointly of EFJ and Motorola, each party having an equal and undivided one-half (1/2) interest therein.

      9.4 Patent Applications for Joint Inventions. In the case of each discovery, improvement or invention jointly owned by EFJ and Motorola in accordance with Section 9.3, Motorola shall have the first right of election to file patent applications in the United States and other countries. Motorola shall notify EFJ in writing, at the earliest practicable date, whether or not, and in which countries of the world, Motorola elects to file such patent application. EFJ shall have the right to file patent applications on such discovery, improvement or invention in all other countries. Each party, at its own expense, shall cooperate fully with the filing party as may be necessary for the proper preparation, filing and prosecution of each such patent application and the maintenance, renewal and defense of each patent covering such discovery, improvement or invention. The expense for preparing, filing and prosecuting each joint application, and for issuance of the respective patent shall be borne by the party which prepares and files the application. Where such joint application for patent is filed by either party in a country which requires the payment of annual taxes or annuities on a pending application or on an issued patent, the filing party, prior to filing, shall notify the other party, requesting the other party to indicate whether it will agree to pay one-half (1/2) of such annual taxes or annuities. If, within sixty (60) days after receiving such notice, the non-filing party fails to assume in writing the obligation to pay its one-half (1/2) share of such annual taxes or annuities, or if either party subsequently fails, within sixty (60) days of demand, to continue such payments, it shall forthwith relinquish to the other party, providing said other party continues such payments, its right, title and interest to such foreign application and patent, subject, however, to retention of a paid-up, non-exclusive, nonassignable and irrevocable license, without the right to grant sub licenses, in favor of the relinquishing party and its Subsidiaries, to make, have made, use, lease, sell, or otherwise dispose of apparatus and/or use or practice any methods under said application and patent.

     9.5 Abandonment of Applications. In the event that the filing party shall determine to abandon, or otherwise not to prosecute, any jointly owned patent application, or not to maintain, defend or renew any jointly owned patent, it shall notify the other party thereof, in writing, at the earliest practicable date, and such other party shall have the right, at its expense, to prosecute such application or to take up such maintenance or defense, or prosecute such renewal, as the case may be. The filing party agrees, at the other party's expense, to cooperate fully with the other party to assist the other party in obtaining, maintaining, defending and renewing such patent right hereunder. Thenceforth, the party exercising its right under this Section 9.5 shall be deemed "the filing party" for purposes of Sections 9.4 and 9.5.

     9.6 Rights to Joint Inventions. Each party shall have the right to grant non-exclusive licenses under each jointly owned patent application or patent, provided that it shall have fulfilled its obligation, if any, to pay its share of taxes or annuities imposed on such pending application or patent on any terms and conditions that it desires; and such party shall retain any consideration that it may receive therefor without having to account to the other joint owner. Each party consents to the granting of such non-exclusive licenses by the other party, and agrees not to assert any claim with respect to any such patent or application licensed by the other party against the licensee or licensees thereunder for the terms of any such license.

                     Article X.   Prohibited Subject Matter

      Under no circumstances shall the parties hereto exchange or discuss with one another any matter which is not relevant to the performance of this Agreement.
                                  -25-

                            Article XI. Publication

     All notices to third parties and all other publicity concerning the terms and conditions of this Agreement shall be jointly planned and coordinated by the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party, which approval shall not unreasonably be withheld; provided, however, that nothing herein will prohibit any party from issuing any such release or public announcement or from filing such reports or other data and information as such party determines to be required by law, rule or regulation applicable to it, in which case the party making such determination will use reasonable efforts to give the other party notice in advance of any such release or filing.

                       Article XII. General Provisions

     12.1 Complete Agreement. This Agreement, and the schedules attached hereto and made a part hereof, embody the entire understanding of the parties with respect to the subject matter contained herein and shall supersede all previous communications, representations or understandings, or agreements either oral or written, between the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless signed by their respective, duly authorized officers.

     12.2 Limitations on Warranties. Nothing contained in this Agreement shall be construed as:

     (a) conferring any rights to use in advertising, publicity, or other marketing activities any name, trademark, or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, provided such restriction shall not apply to device identification numbers and descriptions and each party hereto agrees not to use the existence of this Agreement in any marketing activity without the express written approval of the other party; or

     (b) conferring by implication, estoppel, or otherwise upon either party hereunder any license or other right except the licenses and rights expressly granted hereunder to a party hereto; or

     (c) a warranty or representation that the manufacture, sale, lease, use, or other disposition of any products that are manufactured by other than Motorola using Delivered Technology, Motorola-provided ASTRO(R) Technology Modification, or Updates will be free from infringement of third party patents, provided, however, that if promptly notified in writing, Motorola will defend any claim against EFJ that alleges that U.S. patents, copyrights, or trade secrets of another have been infringed solely by:

            i) Motorola's unaltered software as provided to EFJ as Delivered Technology, provided, however, that this indemnity shall not apply to the IMBE vocoder to the extent that the vocoder technology as included with Delivered Technology shall be based on information provided by Digital Voice Systems, Inc.;
            ii) Motorola's unaltered software as provided to EFJ as an ASTRO(R) Technology Modification or Update, provided, however, that this indemnity shall not apply with respect to third party patents that are identified as essential to the APCO Project 25 Standard steering committee; and
            iii) EFJ software authored by EFJ, provided:

            - such EFJ software is substantially based upon and functionally substitutes for at least one of Delivered Technology, Motorola-provided ASTRO(R) Technology Modifications, or Motorola-provided Updates; and

            - the claim of infringement would exist regardless of whether the EFJ software or the corresponding Motorola software, for which the EFJ software is a substitute, were used by EFJ, and EFJ would otherwise be indemnified by Motorola for use of such corresponding Motorola software;

            and Motorola will save and hold EFJ harmless from any judgment, damages, awards, or reasonably incurred expenses, including reasonable attorney's fees arising out of any such claim (excluding, however, any such attorney's fees as are incurred subsequent to Motorola providing notice to EFJ that Motorola is assuming control of such defense).

Upon Motorola's request, EFJ agrees to reasonably assist in any defense and surrender control of the suit to Motorola. Motorola may elect, at any time, to modify or replace such software with equivalent non-infringing items, obtain the right to continue using the software or, if these remedies are not reasonably available, to accept return of such software and to refund to EFJ a corresponding reimbursement that is pro-rated with respect to the term of this Agreement; or

     (d) a warranty that the recipient party will successfully manufacture products based upon the Delivered Technology transferred hereunder including technical assistance; or

     (e) an obligation to bring or prosecute actions or suits against third parties for infringement, or to secure and/or maintain any of its intellectual property rights; or

     (f) limiting the rights which a party has outside the scope of this Agreement; or

     (g) permission to disclose the terms and conditions of this Agreement to any third party without the written permission and consent of the other party, which consent shall not be unreasonably withheld, except as otherwise required by law.

     12.3 Representations and Warranties. Motorola and EFJ hereby make the following representations:

     (a) The terms and conditions of this Agreement do not violate any provision of either party's bylaws, charter or any other agreement to which either is a party or by which either is bound.

     (b) Each transferor warrants that the items of Delivered Technology, Updates, and ASTRO(R) Technology Modifications transferred hereunder shall be substantially the same as those then used by the transferor in its own manufacturing operation.

     (c) Motorola hereby represents that the Delivered Technology does not infringe the valid copyright of any third party, and contains, no unauthorized confidential information belonging to any third party.

     (d) If promptly notified in writing, Motorola will defend any claim against EFJ that alleges that U.S. patents, copyrights, or trade secrets of another have been directly infringed by Motorola's Finished Products or Components and will save and hold EFJ harmless from any judgment, damages, awards, or reasonably incurred expenses, including reasonable attorney's fees arising out of any such claim (excluding, however, any such attorney's fees as are incurred subsequent to Motorola providing notice to EFJ that Motorola is assuming control of such defense). Upon Motorola's request, EFJ agrees to reasonably assist in any defense and surrender control of the suit to Motorola. Motorola may elect, at any time, to modify or replace products with equivalent non-infringing items, obtain the right to continue using the products or, if these remedies are not reasonably available, to accept return of the products. Without limiting any other terms and conditions in this Agreement, Motorola shall have no liability for infringement that arises from any modification of Motorola's Finished Products or Components by EFJ or at EFJ's instruction.

     (e) Without limiting the foregoing provisions in Sections 12.2(c), 12.3(b),
(c), and (d) NEITHER PARTY MAKES ANY WARRANTY AS TO THE ACCURACY, SUFFICIENCY, OR SUITABILITY FOR THE OTHER'S USE OF ANY INFORMATION OR ASSISTANCE PROVIDED HEREUNDER FOR THE MANUFACTURE, OR THE YIELD FROM THE MANUFACTURE THEREOF, OR FOR THE QUALITY OF SUCH PRODUCT MADE THEREBY.
                                  -28 -

     (f) NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE RESPONSIBLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES.

     12.4 Notices. Except as otherwise provided for herein, all notices required or permitted to be given hereunder shall be in writing (including telegraphic communication) and shall be sent by registered mail (return receipt requested and postage prepaid), facsimile, overnight or two-day courier or delivered in person and shall be addressed as follows:

If to Motorola:

      MOTOROLA, INC.
      1303 E. Algonquin Road
      Schaumburg, Illinois 60196

      Attn: Vice President of Patents,
            Trademarks and Licensing

      Telecopier Number: (708) 576-3750

If to EFJ:
      E.F. JOHNSON COMPANY
      438 Gateway Boulevard
      Burnsville, Minnesota 55337
      Attn: General Counsel

      Telecopier Number: (612) 882-5689

Either party may change its address by a notice given to the other party in the manner set forth above. Mailed notices given as herein provided shall be considered to have been given seven (7) days after the mailing thereof, telegraphic or facsimile shall be considered to have been given on the day sent, overnight or two-day courier sent notices shall be considered to have been given three (3) days after sending, and delivered in person notices shall be considered to have been given on the day of delivery.

     12.6 Force Majeure. Anything contained in this Agreement to the contrary notwithstanding, the performance of the obligations of the parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over a party hereto, and to orders, regulations, directions, or requests of any such government, or any department, agency, or corporation thereof, and to any contingencies resulting from war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties. The parties hereto shall be excused from any failure to perform or any delay in the performance of any obligation hereunder to the extent such failure or delay is caused by any such law, order, regulation, direction, request, or contingency.

      12.7 No Waiver. Any failure or delay on the part of either party in the exercise of any right or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

      12.8 Severability. Should any provision of this Agreement become invalid or unenforceable, this will not affect the validity of the other provisions which shall remain in full force and effect.

      12.9 Export. Each party agrees not to export or re-export, or cause to be exported or re-exported, any technical data (including any Delivered Technology received hereunder), or the direct product of such technical data, to any country to which, under the laws of the United States of America, either party is or may be prohibited from exporting its technology or the direct product thereof.

      12.10 Headings. The captions used in this Agreement are for convenience only and are not to be used in interpreting the rights and obligations of the parties under this Agreement.

      12.11 Other Documents. The parties agree to execute all documents and instruments and take such actions as may be reasonably requested by a party hereto, and which are reasonably within the party's reasonable ability to accomplish, in order to effect and carry out the purposes and intent of this Agreement, and the transactions contemplated herein.

      12.12 FCC. Type Acceptance and Other Governmental Matters. Motorola agrees to provide EFJ with such assistance as EFJ may reasonably request to assist EFJ in obtaining all necessary FCC type acceptances for Finished Products, Component Products and Licensed Products and any additional type acceptance, certificates, permission or authority from the United States Office of Export Administration and any other applicable domestic of foreign governmental agencies to export such products to locations outside the United States. Notwithstanding the foregoing, EFJ is solely responsible for obtaining any licenses or other authorizations required by the FCC or any other federal, state or local governmental agency.

     12.13 CHOICE OF LAW. THE APPLICABLE LAW GOVERNING ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, OR THE PERFORMANCE BY EITHER PARTY HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, U.S.A.

     12.14 Independent Contractor. Nothing contained herein, or done in pursuance of this Agreement, shall constitute the parties as entering upon a joint venture or shall constitute either party hereto the agent for the other party for any purpose or in any sense whatsoever.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the dates below written.

MOTOROLA, INC.                         E. F. JOHNSON COMPANY

By:/s/ MERCER L. GILMORE               By: /S/ JEFFERY L. FULLER
   -------------------------------        --------------------------------------
   Signature                              Signature

Name:  MERCER L. GILMORE               Name: JEFFERY L. FULLER
       ---------------------------           -----------------------------------

                                              Vice-President - Marketing and
Title: Exec. V.P. President, CMPS      Title: North American Sales
       ---------------------------           -----------------------------------

Date:  10/14/94                        Date:  10/14/94
       ---------------------------           ----------------------------------


By:    /s/ JAMES W. GILLMAN
       ----------------------------
       Signature

       James W. Gillman
       Vice President, Patents
       Trademarks and Licensing


Date:        11/14/94
     --------------------------

                                   APPENDIX A

                              Supplemental Charges

1a. Tooling Costs to Private Label an Astro Saber Portable

                LINE    CHANGES                           DESCRIPTION           TOOLING         MANPOWER        ASSUMED NOT
                ITEM                                                            (000's)         (MANMTH)        TO CHANGE
------------------------------------------------------------------------------------------------------------------------------------
RADIOS ONLY
------------------------------------------------------------------------------------------------------------------------------------
                1.1.0   Housing                           Appearance            **               **          internal configuration
                                                                                                                or housing
                1.1.1   PTT Bazel & ham                   Appearance            **               **           button locators
                1.1.2   PTT paddle                        Appearance            **               **
                1.1.3   Monitor & Ratt buttons            Appearance            **               **           button locators
                1.1.4   Vehicle Adapter must use
                          VA ADDERs (line 5.1.0)          result of above    see 5.1.0 below
                1.1.5   Radio tray must use Shipp'g
                          case ADDER (line 1.8.1)         result of above    see 1.8.1 below
                --------------------------------------------------------------------------------------------------------------------
  RADIO         1.2.0   Baseplate                         Appearance            **               **           Transceiver attachment
                                                                                                                to baseplate
                1.2.1   Contacts                          Appearance            **               **           B+ mounting point
                                                                                                                (to accommodate
                                                                                                                transceiver)
                1.2.2   Latch                             Appearance            **               **
                1.2.3   Seals                             result of above       **               **
                1.2.4   Battery hag must use Batt'y
                          Hsg ADDER (line 2.1.0)          result of above    see 2.1.0 below
                --------------------------------------------------------------------------------------------------------------------
                1.3.0   Model I grill                     Appearance            **                            Locations of display,
                                                                                                                buttons, speaker,
                                                                                                                mic
                1.3.1   Felt                              result of above       **               **             "       "       "
                --------------------------------------------------------------------------------------------------------------------
                1.4.0   Model II grill                    Appearance            **                            Locations of display,
                                                                                                                buttons, speaker,
                                                                                                                mic
                1.4.1   Keypad(1)                         Appearance            **               **             "       "       "
                1.4.2   Felt                              result of above       **               **             "       "       "
                --------------------------------------------------------------------------------------------------------------------
                1.5.0   Model III grill                   Appearance            **                            Locations of display,
                                                                                                                buttons, speaker,
                                                                                                                mic
                1.5.1   Keypads(2)                        Appearance            **               **             "       "       "
                1.5.2   Felt                              result of above       **               **             "       "       "
                --------------------------------------------------------------------------------------------------------------------
                1.6.0   Control Top                       Appearance            **               **           Location & design of
                                                                                                                Rt bushing &
                                                                                                                Rt switching
                1.6.1   Label                             Appearance            **               **
                1.6.2   Knobs (Volume Frequency           Appearance            **               **           Switches, Switch
                          A/B Secure)                                                                           locations &
                                                                                                                mounting
                --------------------------------------------------------------------------------------------------------------------
                1.7.0    Antennas
                1.7.1    ...Helicals (1 UHF, 2 VHF's)     Appearance            **               **
                1.7.2    ...Whips (1 800, 1 UHF)          Appearance            **               **
                1.7.3    ...Dipole (1 800)                Appearance            **               **
                1.7.4    ...Quarterwave (1 800)           Appearance            **               **
                --------------------------------------------------------------------------------------------------------------------
                1.8.0    Shipping Case & manuals
                1.8.1    ...Radio tray                    result of batt'y      **               **
                                                            & housing
                1.8.2    ...Manual, User                  Appearance            **               **
                1.8.3    ...Manual Service                Appearance            **               **
                --------------------------------------------------------------------------------------------------------------------
                1.9.0    Accessory Connector ass'y
                1.9.1   ADDER OPTION 1: APPEARANCE ONLY
                1.9.2     ...Univ'l conn plate            Appearance            **               **           Contact location &
                                                                                                                internal design
                1.9.3     ...Rt Contact                   Appearance            **               **           Contact location &
                                                                                                                internal design
                1.9.4     ...Control Top (add'l costs)    Appearance            **               **           Acc'y retain'g method,
                                                                                                                feature for VA
                                                                                                                conformance
                1.9.5   ADDER OPTION 2: FUNCTION & APPEARANCE
                1.9.6     ...Acc'y retain'g features      Funct'n & Appearance  **               **
                1.9.7     ...Flex, acc'y conn             result of above       **               **           B+ & transceiver
                                                                                                                accessory pickup
                                                                                                                design
                1.9.8     ...Radio's acc'y connector      result of above       **              **
                1.9.9     ...Conn for cable-type acc'ys
                             must use Cable ADDER
                             (line 6.1.0)                                    see 6.1.0 below
                1.9.10    ...Vehicle Adapter must use
                             VA ADDER's (line 5.3.0)      result of above    see 5.3.0 below
------------------------------------------------------------------------------------------------------------------------------------
                2.1.0        Battery housing              Appearance            **               **           Charging contact
                                                                                                                locations do not
                                                                                                                move
   BATTERY      2.1.1   Bottom cover                      result of above       **               **
                2.1.2   Flex circuit                      result of above       **               **           Charging contact
                                                                                                                locations do not
                                                                                                                move
                2.1.3   Chargers must use CHGR ADDER's
                          (lines 3.1.0 & 4.1.0)           result of above    see 3.1, 4.1 below
                2.1.4   Vehicle Adapter must use
                          VA ADDER (line 5.1.0)           result of above    see 5.1.0 below
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ACCESSORIES
------------------------------------------------------------------------------------------------------------------------------------
                3.1.0         ADDER OPTION 1: POCKET ONLY as a result of battery changes
   Single       3.1.1     ...Charger pocket               result of battery     **               **           Use Aztec version
   Charg'r                                                  changes                                             charger
                3.2.0         ADDER OPTION 2: APPEARANCE OF CHARGER HOUSING
                3.2.1     ...Charger housing              Appearance            **               **           Use Aztec version
                                                                                                                charger
------------------------------------------------------------------------------------------------------------------------------------
                4.1.0         ADDER OPTION 1: POCKET ONLY as a result of battery changes
    Multi       4.1.1     ...Charger pocket               result of battery     **               **           All but pocket design
   Charg'r                                                  changes                                             remains the same
                4.2.0         ADDER OPTION 2: APPEARANCE OF CHARGER HOUSING
                4.2.1     ...Charger housing              Appearance            **               **
------------------------------------------------------------------------------------------------------------------------------------
                5.1.0         ADDER OPTION 1: POCKET ONLY as a result of battery & housing changes
   Vehicle      5.1.1     ...VA pocket                    result of batt'y &    **               **           New pocket fits within
   Adapter                                                  housing                                             constraints of
                                                                                                                VA housing
                5.1.2     ...VA face plate                result of batt'y &    **               **           Keypad & display
                                                            housing                                             remain the same
                5.1.3     ...VA radio locator             result of batt'y &    **               **           Mating parts don't
                                                            housing                                             require changes
                5.2.0         ADDER OPTION 2: APPEARANCE OF VEHICLE ADAPTER
                5.2.1     ...VA housing                   Appearance            **               **           Assembly does not
                                                                                                                change
                5.2.2     ...VA keypad                    Appearance            **               **           Circuit board does
                                                                                                                not change
                5.3.0         ADDER OPTION 3: VA ACCESSORY CONNECTOR as a result of radio acc'y conn changes
                5.3.1     ...VA accessory connector       result of acc'y conn  Must be quoted
                5.3.2     ...VA Rt connector              result of acc'y conn  Must be quoted
                5.3.3     ...VA connector circuit board   result of acc'y conn  Must be quoted
------------------------------------------------------------------------------------------------------------------------------------
                6.1.0         ADDER OPTION 1: REDESIGN OF ACCESSORY CABLE CONNECTOR
                6.1.1     ...Connector housing                                  Must be quoted
                6.1.2     ...Connector plate                                    Must be quoted
                6.1.3     ...Retaining method                                   Must be quoted
                6.2.0         Microphone housing          Appearance            **               **           Same microphone
                                                                                                                internals
  Cable-type    6.2.1     ...cover                        Appearance            **               **           Same microphone
    Acc'ys      6.2.2     ...PTT paddle                   Appearance            **               **             internals
 (mic's, etc)   6.2.3     ...Lapel clip                   Appearance            **               **
                6.2.4     ...strain relief                Appearance            **               **
                6.2.5     ...labels                       Appearance            **               **
                6.3.0     Keyloaders
                6.3.1     ...keyloading cable             see ADDER Option      **               **
                                                            (line 6.1)
                6.3.2     ...keyload adapter (Hirose)     see ADDER Option      **               **
                                                            (line 6.1)
------------------------------------------------------------------------------------------------------------------------------------
    Carry       7.1.0   Standard belt loop                Appearance            **               **
    cases       7.1.1   Swivel version                    Appearance            **               **
------------------------------------------------------------------------------------------------------------------------------------
   B. Clip      8.1.0   Clip                              Appearance            **               **
                8.1.1   Bracket                           Appearance            **               **
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Approv'ls     9.1.0   Radio -- FM, Military Standards, FCC, etc.              **               **
                9.1.1   Accessory -- UL, Military Standards                     **               **
------------------------------------------------------------------------------------------------------------------------------------
                                                        RADIO TOTAL:            **               **

                                                        ACCESSORY TOTAL         **               **

               License Agreement Between Motorola & EFJ 10/14/94

                                   APPENDIX A

                              Supplemental Changes

1b. Tooling Costs to Private Label an Astro Spectra Mobile


-------------------------------------------------------------------------------------------------------
                                                            Tooling Manpower
                       Changes               Description    (x1000)  (mm)            Not changed
-------------------------------------------------------------------------------------------------------
       Mid power       Chassis (casting)     Appearance       **      **             Mounting trunion, circuit boards, shields,
                       ----------------------------------------------------------    heat sink attachment, location of antenna,
       dash/remote     Covers(2)             Appearance       **      **             power, and accessory connectors
                       ----------------------------------------------------------
       mount           Heat sink (casting)   Appearance       **      **
                       ----------------------------------------------------------
                       Front plate ....
Radios                 (remote mount only)   Appearance       **      **
       -------------------------------------------------------------------------------------------------------------------------
       High power      Chassis (casting)     Appearance       **      **             Mounting plate, circuit boards, shields,
                       ----------------------------------------------------------    location of antenna, power and accessory
       remote mount    Cover                 Appearance       **      **             connectors
                       ----------------------------------------------------------
                       Handle (casting)      Appearance       **      **
--------------------------------------------------------------------------------------------------------------------------------
                       Front cover           Appearance       **      **             Display, microphone connector shape and
                       ----------------------------------------------------------    location, board retainer, control head
                       Buttons               Appearance,      **      **             attachment, mounting trunion
                                             location
                       ----------------------------------------------------------
       Dash Mount      Knobs                 Appearance,      **      **
                                             location
                       ----------------------------------------------------------
          W4           Lightpipe             Function         **      **
                       ----------------------------------------------------------
                       Circuit board         Function         **      **
                       ----------------------------------------------------------
                       Keypad                Function         **      **
                       ----------------------------------------------------------
                       Lens & weld fixturing Appearance       **      **
       -------------------------------------------------------------------------------------------------------------------------
                       Front cover           Appearance       **      **             Display, microphone connector shape and
                       ----------------------------------------------------------    location, board retainer, control head
                       Buttons .... (change  Appearance,      **      **             attachment, mounting trunion
                       not needed if W4 is   location
       Dash Mount      changed)

          W5           ----------------------------------------------------------
                       Lightpipe             Function         **      **
                       ----------------------------------------------------------
                       Circuit board         Function         **      **
                       ----------------------------------------------------------
                       Keypad                Function         **      **
                       ----------------------------------------------------------
                       Lens & weld fixturing Appearance       **      **
       -------------------------------------------------------------------------------------------------------------------------
                       Front cover....       Appearance       **      **             Display, microphone connector shape and
                       (change not needed if                                         board retainer, control head attachment,
                       W5 is changed                                                 mounting trunion
                       ----------------------------------------------------------
                       Buttons .... (change  Appearance,      **      **
                       not needed if W4 or   location
                       W5 is changed)
                       ----------------------------------------------------------
       Dash Mount      Lightpipe ....        Function         **      **
                       (change not needed
          W7            if W5 is changed)
                       ----------------------------------------------------------
                       Circuit board         Function         **      **
                       ----------------------------------------------------------
Control                Keypad .... (change   Function         **      **
Heads                  not needed if W5
                       is changed)
                       ----------------------------------------------------------
                       Lens .... (change     Appearance       **      **
                       not needed if W5
                       is changed)
       -------------------------------------------------------------------------------------------------------------------------
       Remote Mount    Same as W4 dash plus  Appearance       **      **             Display, microphone connector shape and
            W4         back cover ______                                             location, board retainer, control head
                       Back cover                                                    attachment, mounting trunion
       --------------------------------------------------------------------------------------------------------------------------
       Remote Mount    Same as W5 or W7      Appearance       **      **             Display, microphone connector shape and
        W5 &/or W7     dash plus back cover                                          attachment, mounting trunion
                       ____ Back cover
       --------------------------------------------------------------------------------------------------------------------------
                       Front cover           Appearance       **      **             Display, microphone connector shape and
                       ----------------------------------------------------------    location, board retainer, control head
                       Back cover            Appearance       **      **             attachment, mounting trunion
                       ----------------------------------------------------------
                       Buttons .... (change  Appearance,      **      **
                       not needed if other   location
       Remote Mount    C/H is changed)
                       ----------------------------------------------------------
            W9         Lightpipe             Function         **      **
                       ----------------------------------------------------------
                       Circuit board         Function         **      **
                       ----------------------------------------------------------
                       Keypad                Function         **      **
                       ----------------------------------------------------------
                       Lens                  Appearance       **      **
--------------------------------------------------------------------------------------------------------------------------------
Mic                    Logo only             Appearance       **      **             Cord, internal electronics, connectors
                       ----------------------------------------------------------
                       Housings (2) & grill  Appearance       **      **
--------------------------------------------------------------------------------------------------------------------------------
Remote                 Logo only             Appearance       **      **             Cable, internal electronics, connectors,
Speaker                ----------------------------------------------------------
                       Housings (2)          Appearance       **      **             mounting bracket
                       ----------------------------------------------------------------------------------------------------------
Siren                  Logo only             Appearance       **      **             Internal electronics, connectors, mounting
PA                     ----------------------------------------------------------    hardware
                       Chassis & weld        Appearance       **      **
                       fixturing
                       ----------------------------------------------------------
                       Cover                 Appearance       **      **
--------------------------------------------------------------------------------------------------------------------------------
       Dash Mount      Power                 Appearance       **      **          Connectors
                       ----------------------------------------------------------------------------------------------------------
       Remote          Power, high           Appearance       **      **             Connectors
       Mount           ----------------------------------------------------------
Cables                 Power, mid            Appearance       **      **
                       ----------------------------------------------------------
                       Siren                 Appearance       **      **
                       ----------------------------------------------------------
                       Control head          Appearance       **      **
---------------------------------------------------------------------------------------------------------------------------------
Manuals                User                  Appearance       **      **
                       Service               Appearance       **      **
---------------------------------------------------------------------------------------------------------------------------------

               License Agreement Between Motorola & EFJ 10/14/94

---------------------------------------------------------------------------------------------------------------------
Appendix A - 1.c Tooling Costs to Private Label an Astro Quantar/Quantro,
---------------------------------------------------------------------------------------------------------------------
Quantar Receiver, Astro-TAC Comparator, Astro DIU
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Description             Tooling ($K)    Staff months            Comments
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
HARDWARE
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Quantar/Quantro chassis         1       included below          Screened on painted sheet metal
---------------------------------------------------------------------------------------------------------------------
Quantar satellite receiver      1                       3       Screened on painted sheet metal
---------------------------------------------------------------------------------------------------------------------
Astro-TAC comparator            1       included above          Screened on painted sheet metal
---------------------------------------------------------------------------------------------------------------------
Infra cabinet doors (each)      1                       1       Different sizes available - screen on painted sht mtl
---------------------------------------------------------------------------------------------------------------------
DIU                             1                       3       Pad printed on plastic housing - my guess
---------------------------------------------------------------------------------------------------------------------
Central controller              1                       2       Screened on cabinet and plate attached
---------------------------------------------------------------------------------------------------------------------
Remote controller               1                       2       Plate attached to cabinet
---------------------------------------------------------------------------------------------------------------------
Series II console furniture                                     Screened on painted sheet metal
---------------------------------------------------------------------------------------------------------------------
Series II CRT console                                           Screened on painted sheet metal
---------------------------------------------------------------------------------------------------------------------
Series II CRT computer
---------------------------------------------------------------------------------------------------------------------
Trunking user terminal
---------------------------------------------------------------------------------------------------------------------
Trunking user keyboard
---------------------------------------------------------------------------------------------------------------------
SIMS II CRT
---------------------------------------------------------------------------------------------------------------------
SIMS II computer
---------------------------------------------------------------------------------------------------------------------
System watch computer
---------------------------------------------------------------------------------------------------------------------
Zone watch CRT
---------------------------------------------------------------------------------------------------------------------
Zone watch computer
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
SCREEN SOFTWARE
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Console screens                                         4       Includes FPP, CRT, CTL and testing
---------------------------------------------------------------------------------------------------------------------
System watch                                            1       Estimate
---------------------------------------------------------------------------------------------------------------------
Trunking zone manager                                   1       Estimate
---------------------------------------------------------------------------------------------------------------------
Trunking SIMS manager                                   1       Estimate
---------------------------------------------------------------------------------------------------------------------
RSS screens (per part number)                           1
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
NOTE: This list is incomplete. Motorola agrees to complete this list and to provide pricing on a fair and reasonable basis consistent with the methodologies used in developing the prices and staff months (to be charged at ** per year) listed above.
---------------------------------------------------------------------------------------------------------------------

              License Agreement Between Motorola and EFJ 10/14/94

                                   APPENDIX A

                              Supplemental Charges

2. Custom Software Services per section 4.4

     The cost per engineer shall be ** per year. EFJ shall allow Motorola sufficient time to identify and assign additional engineers from the time of written notification by EFJ of the requirement as follows:

      1 to 3  Engineers, 3 Months
      4 to 8  Engineers, 6 Months
      9 to 12 Engineers, 9 Months



                License Agreement Between Motorola & EFJ 10/14/94

                                   APPENDIX B

                            Finished Products Pricing

All Astro products listed on the following Motorola R01 pricebook pages:

Astro Quantar/Quantro Conventional      Section 5.0, pages 37-37H dated 12/15/93
Base Stations and Repeaters, Acces-     (page 37, 37B, 37C, 37D dated 7/20/94)
sories and options.

To be sold at the following discounts from the current DNUP price as of the date of order receipt:

                              800 MHz versions, **

150 MHz and 450 MHz versions:

                            1st 50 units in total, **
                            2nd 50 units in total, **
                            3rd 50 units in total, **
                            all units thereafter, **.

* - NOTE: The pages published to date do NOT include trunking products. The same discount levels will apply when these are added.

Astro Quantar Conventional Receivers             Section 5.0, pages 38-38A dated 12/15/93

Astro-TAC Digital Voting Comparator              Section 5.0, pages 39-39A dated 12/15/93

Astro Digital Interface Unit                     Section 5.0, pages 40-40A dated 12/15/93

and other Astro Infrastructure                   To Be Determined.

To be sold at a ** discount from the current DNUP price as of the date of order receipt.

* - NOTE: The pages published to date do NOT include trunking products. The same discount levels will apply when these are added.



               License Agreement Between Motorola & EFJ 10/14/94

                                   APPENDIX B

                            Finished Products Pricing

All Astro products listed on the following Motorola RO1 pricebook pages:

Astro Digital Saber Portable Series,            Section 5.0, pages 35-35M dated 12/15/93
Accessories and Options.                        (page 35J dated 5/1/94)
Astro Digital Spectra Mobile Series             Section 5.0, pages 36-36N dated 12/15/93
Accessories and Options.                        (page 36D dated 5/1/94; 36L dated
                                                dated 2/1/94)

To be sold at the following discounts from the current DNUP price as of the date of order receipt based on the annual quantity purchased:

                      Annual Quantity                     Discount
                      25 minimum - 100                    **
                      100 - 500                           **
                      500 - 1000                          **
                      1000 - 1500                         **
                      1500 - 2000                         **
                      Greater then 2000                   **

*- NOTE: The pages published to date do NOT include trunking products. The same discount levels will apply when these are added.



                License Agreement Between Motorola & EFJ 10/14/94

                                   APPENDIX C

                        Chip Sets (includes Kits) Pricing

The following Astro kits:

Astro Digital Saber Portable kits                 NTN7749B - Vocon board             **
                                                  NLD8892B - VHF RF board            **
                                                  NLE4244C2 - UHF RF board           **
                                                  NUF6411 B - 800 MHz RF board       **

Astro Digital Spectra Mobile kits                 HLN6458B - Vocon board             **
                                                  HRN6014A - VHF RF board            **
                                                  HRN6020A - UHF RF board            **
                                                  HRN6019A - 800 MHz RF board        **

Five year price validity to be reviewed every 6 months. Price not to rise greater than the wholesale price index. Will entertain learning curve price reductions.

The following Astro integrated circuits:

                                 ADSIC - P/N 5105457W19          **
                                ABACUS - P/N 5105457W20          **
                               SLIC IV - P/N 5105457W06          **
                                FRAC-N - P/N 5105625U31          **
                 STATION DSP GLUE CHIP - P/N 5184625T05          **
          DES (NON XL) ENCRYPTION CHIP - P/N 5183977M69          **
          ENCRYPTION ASIC OR RISC CHIP - UNDEVELOPED AT THIS TIME*

* -- Price will have to be negotiated when part is available. Motorola will give EFJ software to program either part.

The following connectors will be made available to EFJ as required:

                                 Encryption module mating connector
                                 FLASHport mating connector

Five year price validity to be reviewed every 6 months. Price not to rise greater than the wholesale price index. Will entertain learning curve price reductions.



                License Agreement Between Motorola & EFJ 10/14/94

                            [EF JOHNSON LETTERHEAD]

July 27, 1995

Mr. Wayne Leland
Motorola, Inc.
1301 East Algonquin Road
Schaumburg, IL 60196-1078

                                                            VIA FEDERAL EXPRESS


      RE: LICENSE AGREEMENT BETWEEN MOTOROLA, INC. ("MOTOROLA") AND E.F. JOHNSON COMPANY ("EFJ") DATED OCTOBER 14, 1994 (THE "LICENSE AGREEMENT")

Dear Wayne:

      As you know, Section 5.2 of the License Agreement requires EFJ to pay Motorola $5,000,000. To date, EFJ has paid Motorola the first installment of $1,000,000. As a result of negotiations over the last several weeks, EFJ and Motorola have agreed that Section 5.2 of the License Agreement is amended to require EFJ's payment of the remaining $4,000,000, without any interest, service or late payment charges, according to the following revised schedule:

      1. $720,000 payable in twelve monthly payments of $60,000 due on the first day of each month commencing September 1, 1995 and continuing on each consecutive month thereafter to and including August 1, 1996; and

      2. One final payment of $3,280,000 due on August 31, 1996.

      Except as amended herein, the License Agreement shall remain in full force and effect.

      Please acknowledge Motorola's acceptance and agreement to this amendment to the License Agreement by signing both originals of this amendment below. After signing, please return one of the originals to me for our files.

     E.F. Johnson Company

By:        [SIG]
           ---------------------------
Title:     President and CEO

           Agreed to and Accepted:
           Motorola, Inc.

By:        [SIG]
           --------------------------------------
           Sr. Vice Pres. & General Manager
Title:     Radio Network Solutions Group, Land
           --------------------------------------
           Mobile Product Sector

                                SECOND AMENDMENT

      THIS SECOND AMENDMENT is dated and effective as of September 27, 1995, between Motorola, Inc., a Delaware corporation ("Motorola"), and E.F. Johnson Company, a Minnesota corporation ("EFJ").

                                    RECITALS

      WHEREAS, Motorola and EFJ entered into that certain License Agreement dated October 14, 1994, which was subsequently amended by agreement dated July 27, 1995 (the "First Amendment", said License Agreement and First Amendment being hereinafter referred to as the "Agreement"); and

      WHEREAS, the parties desire to amend the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

      1. Section 5.3(a) of the Agreement is hereby amended by deleting the words "**" in the third line of such Section and substituting the words "**".

      2. Section 5.3(b) of the Agreement is hereby deleted in its entirety.

      3. Appendix B to the Agreement is hereby deleted in its entirety and superseded and replaced by the revised Appendix B attached hereto and incorporated herein by reference.

      4. If EFJ fails to pay any of the installments due under the First Amendment and any such failure continues for more than thirty (30) days after EFJ receives Motorola's written notice of non-payment, the amendments to Section
5.3 (a) and (b) and Appendix B of the Agreement set forth herein shall terminate as of the expiration of such thirty (30) day period and be replaced by the terms contained in the Agreement prior to the date hereof.

      5. Except as expressly modified in this Second Amendment, the terms, conditions and provisions of the Agreement shall remain in full force and effect. Each party hereby represents that the individual signing below has all necessary power, authority and approvals to execute and deliver this Second Amendment.

     IN WITNESS WHEREOF, this Second Amendment is executed by the parties as of the date set forth above.

MOTOROLA, INC.                           E.F. JOHNSON COMPANY

By [SIG]                                 By  [SIG]
   ---------------------------------         -----------------------------------
   Its Sr. Vice Pres. & General              Its  Pres.
       -----------------------------         -----------------------------------
       Manager Radio Network Solutions
       Group, Land Mobile Products
       Sector

                                   APPENDIX B
                            Finished Products Pricing

All Astro products listed on the following Motorola R01 pricebook pages:

Astro Quantar/Quantro Conventional           Section 5.0, pages 37-37H dated 12/15/93
Base Stations and Repeaters, Acces-          (page 37, 37B, 37C, 37D dated 7/20/94)
sories and options.

To be sold at the following discounts from the current DNUP price as of the date of order receipt:

                               800 MHz versions, **
150 MHz and 450 MHz versions
                               1st 50 units in total, **
                               2nd 50 units in total, **
                               3rd 50 units in total, **
                               all units thereafter,  **.

* - NOTE: The pages published to date do NOT include trunking products. The same discount levels will apply when these are added.

Astro Quantar Conventional Receivers       Section 5.0, pages 38-38A dated 12/15/93

Astro-TAC Digital Voting Comparator        Section 5.0, pages 39-39A dated 12/15/93

Astro Digital Interface Unit               Section 5.0, pages 40-40A dated 12/15/93

and other Astro Infrastructure             To Be Determined.

To be sold at a ** discount from the current DNUP price as of the date of order receipt.

* - NOTE: The pages published to date do NOT include trunking products. The same discount levels will apply when these are added.



                License Agreement Between Motorola & EFJ 10/14/94

                                   APPENDIX B
                            Finished Products Pricing


Astro products listed on the following Motorola R01 pricebook pages:

Astro Digital Spectra Mobile Series          Section 5.0, pages 36-36N dated 12/15/93

Accessories and Options                      (page 36D dated 5/1/94; 36L dated 2/1/94)

To be sold at the following discounts from the current DNUP price as of the date of order receipt based on the annual quantity purchased:

                          Annual Quantity               Discount
                          ---------------               --------
                          25 minimum - 100                 **
                          100 - 500                        **
                          500 - 1000                       **
                          1000 - 1500                      **
                          1500 - 2000                      **
                          Greater than 2000                **

Astro Digital Saber Portable Series          Section 5.0, pages 35-35M dated 12/15/93

Accessories & Options                        (page 35J dated 5/1/94)

To be sold at a ** discount from the DNUP price as of the date of order receipt regardless of quantity purchased.

* - NOTE: The pages published to date do NOT include trunking products. The same discount levels will apply when these are added.



               License Agreement Between Motorola & EFJ 10/1 4/94,

                             [EFJohnson LETTERHEAD]

WILLIAM WEKSEL
Chairman and Chief Executive Officer

June 25, 1996

Wayne Leland                                                 VIA FEDERAL EXPRESS
Motorola, Inc.
1301 E. Algonquin Road
Schaumburg, IL 60196-1078

      RE: LICENSE AGREEMENT BETWEEN MOTOROLA, INC. ("MOTOROLA") AND E.F. JOHNSON COMPANY ("EFJ") DATED OCTOBER 14, 1994, AS AMENDED JULY 27, 1995 AND SEPTEMBER 27, 1995 (COLLECTIVELY, THE "LICENSE AGREEMENT")

Dear Wayne:

     As you know, Section 5.2 of the License Agreement requires EFJ to pay Motorola $5,000,000 (the "Section 5.2 Payment"). Under the License Agreement, EFJ will have paid Motorola a total of $1,720,000 towards the Section 5.2 Payment as of August 1, 1996. As a result of negotiations over the last several weeks, EFJ and Motorola have agreed that Section 5.2 of the License Agreement is amended to require EFJ's payment of the remaining $3,280,000, due on August 31, 1996, without any interest, service or late payment charges, according to the following revised schedule:

      1. $1,800,000 payable in twelve monthly payments of $150,000 due on the first day of each month commencing September 1, 1996 and continuing on each consecutive month thereafter to and including August 1, 1997;

      2.  One final payment of $1,480,000 due on August 31, 1997; and

      3. If EFJ completely refinances its current debt and equity structure at any time prior to August 31, 1997, the unpaid balance of the Section
          5.2 Payment as of such refinancing shall be immediately payable.

     Except as amended herein, the License Agreement shall remain in full force and effect.

Wayne Leland
Page 2
June 25, 1996

      Please acknowledge Motorola's acceptance and agreement to this amendment to the License Agreement by signing both originals of this amendment below. After signing, please return one of the originals to me for our files.

                              E.F. Johnson Company

                              By: [SIG]
                                  ----------------------------------------------
                                  Title: President and CEO



AGREED TO AND ACCEPTED:
MOTOROLA, INC.


By:  [SIG]
     ------------------------------------------
     Title:  Vice President and General Manager